EXHIBIT 21

SUBSIDIARIES OF NCR CORPORATION
as of February 17, 2017

Organized under the Laws of
Data Pathing Holding LLC	Delaware
NCR EasyPoint LLC	Delaware
NCR European and South American Holdings LLC	Delaware
NCR Government Systems LLC	Delaware
NCR Indonesia LLC	Delaware
NCR International, Inc.	Delaware
NCR Italia Holdings LLC	Delaware
NCR Latin American Holdings LLC	Delaware
NCR Middle East Holdings, LLC	Delaware
NCR Poland LLC	Delaware
NCR Solutions (Middle East) LLC	Delaware
NCR Receivables LLC	Delaware
North American Research Corporation	Delaware
Quantor Holding LLC	Delaware
NCR Foreign Investco, LLC	Delaware
NCR Foreign Investco 1, LLC	Delaware
Radiant Payment Services, LLC	Georgia
The National Cash Register Company	Maryland
TCR Business Systems, Inc.	Texas
Texas Digital Systems, Inc.	Texas
Digital Insight	Delaware
NCR Argentina S.R.L.	Argentina
NCR Australia Pty, Ltd.	Australia
Quest Retail Technology Pty Ltd	Australia
Radiant Systems Asia-Pacific Pty Ltd.	Australia
Retalix Australia PTY Ltd.	Australia
RADS Australia Holdings Pty Ltd	Australia
NCR Oesterreich Ges.m.b.H.	Austria
Orderman GmbH	Austria
Radiant Systems GmbH	Austria
NCR (Bahrain) W.L.L.	Bahrain
NCR Hospitality Bahrain SPC	Bahrain
NCR Belgium & Co. SNC	Belgium
Global Assurance Limited	Bermuda
NCR (Bermuda) Holdings Limited	Bermuda
NCR Bermuda (2006) Limited	Bermuda
NCR Services Limited	Bermuda
NCR Treasury Finance Limited	Bermuda
NCR Treasury Financing Limited	Bermuda
NCR Brasil – Industria de Equipamentos para Automacao S.A.	Brazil
NCR Brasil LTDA	Brazil
Wyse Sistemas de Informatica Ltda	Brazil
NCR Canada Corp.	Canada
NCR Chile Industrial y Comercial Limitada	Chile

NCR Comercial E Inversiones Limitada	Chile
NCR (Beijing) Financial Equipment System Co., Ltd.	China
NCR (Guangzhou) Technology Co., Ltd.	China
NCR (Shanghai) Technology Services Ltd.	China
Retalix Technology (Beijing) Co. Ltd.	China
NCR Columbia Ltda	Columbia
Papeles y Suministros del Cuaca S.A. (Joint Venture)	Columbia
NCR (Cyprus) Limited	Cyprus
NCR (IRI) Ltd.	Cyprus
NCR (Middle East) Limited	Cyprus
NCR (North Africa) Limited	Cyprus
NCR Ceska Republika spol. S.r.o.	Czech Republic
NCR Danmark A/S	Denmark
NCR Dominicana SRL	Dominican Republic
NCR Finland OY	Finland
4Front Technologies SA France	France
NCR France, SNC	France
NCR Antilles S.A.R.L.	French W.I.
NCR GmbH	Germany
NCR Ghana Limited	Ghana
NCR (Hellas) S.A.	Greece
NCR (Hong Kong) Limited	Hong Kong
NCR Magyarorszag Kft.	Hungary
NCR Corporation India Private Limited	India
Digital Insight India Products Private Limited	India
Radiant Systems Retail Solutions Private Limited	India
PT. NCR Indonesia	Indonesia
NCR Airside Ireland Limited	Ireland
NCR Global Holdings Limited	Ireland
NCR Global Solutions Limited	Ireland
NCR International Technology Limited	Ireland
NCR Israel Ltd.	Israel
NCR Global Ltd.	Israel
Moon Holdings S.P.V Ltd.	Israel
Tamar Industries M.R. Electronic Ltd.	Israel
NCR Italia S.r.l.	Italy
NCR Japan, Ltd.	Japan
NCR (Kenya) Limited	Kenya
NCR Korea Co Ltd.	Korea
NCR International & Co Holdings Luxembourg SNC	Luxembourg
NCR International & Co Luxembourg SNC	Luxembourg
NCR International SNC	Luxembourg
NCR International 2 SNC	Luxembourg
RADS International SARL	Luxembourg
Orderman S.Á.R.L.	Luxembourg
NCR (Macau) Limited	Macau
NCR Payments and Services Malaysia SDN. BHD	Malaysia
NCR (Malaysia) Sdn. Bhd.	Malaysia
Radiant Systems Retail Solutions SDN. BDH.	Malaysia
Tricubes NCR JV Sdn Bhd	Malaysia

NCR de Mexico S. de R.L. de C.V.	Mexico
NCR Solutions de Mexico S. de R.L. de C.V.	Mexico
Global Acquisition C.V.	Netherlands
Keynesplein Holding C.V.	Netherlands
NCR Dutch Holdings B.V.	Netherlands
NCR Dutch Holdings C.V.	Netherlands
NCR Nederland B.V.	Netherlands
NCR (NZ) Corporation	New Zealand
NCR (Nigeria) PLC	Nigeria
NCR Norge AS	Norway
NCR Corporation de Centroamerica S.A.	Panama
NCR del Peru S.A.	Peru
NCR Cebu Development Center, Inc.	Philippines
NCR Corporation (Philippines)	Philippines
NCR Polska Sp.z.o.o.	Poland
NCR Iberia Lda	Portugal
NCR Qatar LLC	Qatar
NCR A/O	Russia
NCR D.O.O. Beograd	Serbia
NCR Asia Pacific PTE Limited	Singapore
NCR Singapore Pte Ltd	Singapore
Radiant Systems Retail Solutions Pte Ltd.	Singapore
NCR International (South Africa) (Pty) Ltd.	South Africa
NCR Espana, S.L.	Spain
Orderman Iberica S.L.	Spain
Iber Aloha S.L.	Spain
National Registrierkassen AG	Switzerland
NCR (Switzerland) GmbH	Switzerland
NCR Systems Taiwan Ltd.	Taiwan
NCR (Thailand) Limited	Thailand
Radiant Systems Ltd.	Thailand
NCR Bilisim Sistemleri, LS	Turkey
NCR Ukraine Limited	Ukraine
NCR Financial Solutions Group Limited	United Kingdom
NCR Limited	United Kingdom
NCR UK Group Limited	United Kingdom
Radiant Systems UK (II) Limited	United Kingdom
Radiant Systems Limited	United Kingdom
Retalix (UK) Limited	United Kingdom
N. Timms & Co (Private) Ltd	Zimbabwe
NCR Zimbabwe (Private) Ltd	Zimbabwe